UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 15, 2020
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of Fixed-to- Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P	PNC P	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q	PNC Q	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On January 15, 2020, The PNC Financial Services Group, Inc. (“the Corporation”) issued a press release regarding the Corporation's earnings and business results for fourth quarter and full year 2019. In connection therewith, the Corporation provided supplementary financial information on its web site. A copy of the Corporation's supplementary financial information is included in this Report as Exhibit 99.1 and is furnished herewith.
Item 8.01 Other Events
On January 15, 2020, the Corporation held a conference call for investors regarding the Corporation’s earnings and business results for fourth quarter and full year 2019. The Corporation provided electronic presentation slides on its web site used in connection with the related investor conference call. Copies of the electronic presentation slides are included in this Report as Exhibit 99.2 and are furnished herewith.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description	Method of Filing
99.1	Financial Supplement (unaudited) for the Fourth Quarter 2019	Furnished herewith
99.2	Electronic presentation slides for earnings release conference call	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	January 15, 2020	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller